                                                                   EXHIBIT 10.28

                                 LEASE AGREEMENT

                                   - Between -

                         454 CORPORATION, INC. (Tenant)

                                     - And -

                 20 COMMERCIAL STREET ASSOCIATES, LLC (Landlord)

                                TABLE OF CONTENTS


                                                                                                  PAGE NO.

PREMISES ............................................................................................... 1
TERM AND USE ........................................................................................... 1
RENT ................................................................................................... 1
TENANT'S REPAIRS ....................................................................................... 2
LANDLORD'S REPAIRS ..................................................................................... 3
INSURANCE .............................................................................................. 3
ALTERATIONS AND IMPROVEMENTS ........................................................................... 4
ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATIONS .......................................................... 4
TENANT'S PROPERTY ...................................................................................... 5
UTILITIES AND FUEL ..................................................................................... 5
ASSIGNMENT AND SUBLETTING .............................................................................. 5
DAMAGE OR DESTRUCTION .................................................................................. 5
CONDEMNATION ........................................................................................... 6
DEFAULT ................................................................................................ 6
HOLDING OVER ........................................................................................... 7
SUBORDINATION .......................................................................................... 7
NOTICES ................................................................................................ 7
SECURITY DEPOSIT ....................................................................................... 8
LANDLORD'S RULES AND REGULATIONS ....................................................................... 8
LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS ......................................................... 8
LIENS .................................................................................................. 9
WASTE .................................................................................................. 9
INSPECTION BY LANDLORD ................................................................................. 9
SURRENDER OF PREMISES .................................................................................. 9
WAIVER OF NOTICE ....................................................................................... 9
ESTOPPEL CERTIFICATE ................................................................................... 9
LIMITATION OF LIABILITY ............................................................................... 10
RIGHTS OF LANDLORD; NON-WAIVER ........................................................................ 10
BROKER ................................................................................................ 10
ENTIRE AGREEMENT; AMENDMENT ........................................................................... 10
NOTICE OF LEASE ....................................................................................... 10
16 COMMERCIAL STREET .................................................................................. 10


EXHIBIT A - LEGAL DESCRIPTION
EXHIBIT B - GUARANTEE
EXHIBIT C - TENANT IMPROVEMENT ALLOWANCE
EXHIBIT D - TENANT IMPROVEMENTS (Svigals Floor Plan, Detail by OR&L)

                                 LEASE AGREEMENT

LEASE AGREEMENT made and entered into as of May _____, 2001, between 20 Commercial Street Associates, LLC (hereinafter known as "Landlord"), whose principal place of business is 431 Orange Street, New Haven, Connecticut 06511, and 454 Corporation, Inc. (hereinafter known as "Tenant") whose place of business is 322 East Main Street, Branford, Connecticut 06405.

                                    PREMISES

The Landlord, in consideration of the covenants, conditions, agreements and stipulations of the Tenant expressed, does hereby lease the following Premises, the improvements, buildings and land known as 20 and 24 Commercial Street, Branford, Connecticut 06405. The Premises is also described in Exhibit A of the Lease.

                                  TERM AND USE

The Term of the Lease and the estate hereby granted (collectively the "Term of the Lease") shall commence June 8, 2001 (hereinafter known as the "Commencement Date") and shall end on June 30, 2006 (hereinafter known as "End of Term"). The End of Term will be adjusted to provide for a full sixty months following the date the Landlord provides the Tenant with the Tenant Improvement Allowance.

The Premises shall be used by the Tenant for the specific use as an biotechnology engineering and research facility, and the like for doing all things incidental and necessary to the foregoing uses, as office space for corporate office activities. Landlord is its reasonable discretion reserves the right to limit uses that would constitute and environmental concern, disturb the quiet enjoyment of other tenants of the Landlord located at the same premises, or overtax the capacity of the Premises.

                                      RENT

The Rent under this Lease for the Term hereof shall begin on the Commencement Date and stop at the End of Term. Rent shall include the Base Rent and Common Area Charges.

     1. Base Rent shall starting on the Commencement Date shall be paid as follows:

     From June 8, 2001 to June 30, 2001, the Base Rent shall be $6,249.75. Base Rent payments of $8,333.33 per month will continue after June 30, 2001, until the Landlord provides the Tenant with the Tenant Improvement Allowance. This rental period that occurs before the Landlord has provided the Tenant Improvement Allowance shall be referred to as the Initial Rental Period.

     From July 1, 2001 to June 30, 2004, the Base Rent shall be $160,000 per year, payable in equal installments of $13,333.33 per month. Notwithstanding anything to the contrary herein,

Base Rent payments of $160,000 per year will continue for thirty-six months after the Initial Rental Period.

     From July 1, 2004 to June 30, 2006, the Base Rent shall be $168,000 per year, payable in equal installments of $14,000.00 per month. Notwithstanding anything to the contrary herein, Base Rent payments of $168,000 per year will continue for twenty-four months, starting thirty-six months after the Initial Rental Period.

2. In addition to Base Rent, the Tenant shall pay the Landlord for all expenses with respect to the operation, management, and maintenance of the interior and exterior of the building, the grounds, and all areas incidental to the Premises, hereinafter referred to as "Common Area Charges." The costs shall include such items as, but not limited to, real estate taxes, all property insurance, sewer taxes or usage fees, water usage fees, landscape maintenance, snow removal, security, administrative costs, management fees, roof repairs, general maintenance and repairs (other than those for which Tenant is responsible, referred to as "Tenant's Repairs"), and contractor fees. Common Area Charges shall exclude depreciation, interest and amortization payments on any mortgage or other indebtedness of Landlord, capital expenditures, leasing commissions, structural repairs, and expenses reimbursed to the Landlord by property insurance.

During the first lease year, the Tenant shall pay $2,500 per month in addition to Base Rent (hereinafter referred to as "CAC Contribution") towards the Common Area Charges. The Landlord will reconcile the difference between the CAC Contribution and the Common Area Charges twice during each Lease year. Also, the monthly CAC Contribution will be adjusted at the end of each Lease year by the Landlord to reflect the projected costs for the upcoming year. The Landlord will provide notice of the new CAC Contribution for the upcoming lease year.

3. The Rent shall be paid to the Landlord at the address specified herein, or at such other place as the Landlord may designate, in lawful money of the United States of America, as and when the same shall become due and payable and without abatement of offset and without notice or demand therefor.

4. If any installment of Rent as provided for in this Lease is not received at the Landlord's address within (15) fifteen days after the same is due and payable, the Tenant shall pay an additional amount equal to (5%) five percent of the monthly Rent so due.

5. As used herein, "Lease Year" shall mean the period commencing on the Commencement Date and ending on the End of Term, including twelve consecutive calendar months.

                                TENANT'S REPAIRS

Tenant agrees to provide and pay for all ordinary and necessary maintenance and repairs of the interior and exterior of the Premises including, but not limited to, lighting tubes, ballasts, lavatory fixtures and accessories, all glass, all doors, exit signage, janitorial service, refuse and trash removal, heating and air conditioning, electrical, plumbing, and all systems in a professional manner.

While the Landlord may contract, on behalf of the Tenant, for snow plowing, the Tenant is responsible for shoveling, sanding, salting of sidewalks, entrances, stairs and stoops, as well as to be certain that the parking areas are safe for use by the Tenant's employees, visitors and invitees.

                               LANDLORD'S REPAIRS

The Landlord shall contract for landscaping and snow removal service. These costs shall be reimbursed by the Tenant to the Landlord through the Common Area Charges. The Tenant shall contract for all other services. So long as no Default shall have occurred and be continuing hereunder, the Landlord, at its own expense, shall provide all structural repairs and replacements. Unless such repairs or replacements shall be required by reason of the Tenant Improvements or equipment, the default by Tenant in any of its obligations, or the negligence or willful misconduct of the Tenant, its officers, employees, contractors, agents, or invitees, in which the Tenant shall reimburse the Landlord for all such costs and expenses within (10) days of written demand therefor.

                                    INSURANCE

1. At all times during the term of this lease, the Landlord shall insure the Premises against loss or damage by fire, flood, and such other casualties, rent loss, in such amount as the Landlord shall deem appropriate. The Tenant shall reimburse the Landlord for this expense as part of the Common Area Charges.

2. The Tenant shall not commit or permit any violation of the policies carried by the Landlord, or do or permit anything to be done, or keep or permit anything to be kept, on or in the Premises, which in case of any of the foregoing, could result in the termination of such insurance policies, could adversely affect the Landlord's right of recovery under any such policies, or would result in the refusal by insurance companies to insure the Premises in the amounts satisfactory to the Landlord. If any such action by the Tenant shall result in an increase in the rate of insurance premiums, the Tenant shall pay the increase to the Landlord upon demand.

3. At all times during this Lease, the Tenant shall insure the Tenant's Improvements, and the Tenant's Property against loss or damage by fire, flood, and such other casualties equal to the full replacement value. The tenant will keep in full force and effect a policy of public liability and property damage insurance in which the limits shall initially be less than two million dollars ($2,000,000) combined single limit, three million dollars general aggregate ($3,000,000), such limits to be increased as reasonably specified by the Landlord. The Tenant shall also carry plate glass window insurance and otherwise be responsible for the same when damaged during the term of this Lease. During any time when Tenant shall be making alterations or improvements to the Premises, the Tenant shall keep in full force and effect a policy of completed value builder's risk insurance (on an "installations floater"), including building materials, covering loss from damage from fire, lightening, extended coverage perils, vandalism and malicious mischief, and perils in an amount not less than the final cost of such alterations or improvements.

4. All insurance policies provided by the Tenant shall be effected under valid and enforceable policies in form and substance then standard in the State of Connecticut, issues by insurers having an "AM Best" rating of A- or better. Within (30) thirty days of the

Commencement Date, the Tenant shall provide certificates to the Landlord of the insurance. All such insurance policies shall contain an agreement by the insurers that such policies shall not be canceled, amended, or otherwise modified without (30) thirty days written notice to the Landlord, and the Landlord's rights and interests under such policies shall not be subject to cancellation by reason of any act or omission of the Tenant. All insurance policies provided by the Tenant shall name the Landlord and Landlord's mortgage lenders as additional insured as their interests may appear.

5. Tenant shall indemnify and hold the Landlord harmless against any liability or expense, including reasonable attorney's fees, on account of any accident or injury to the Tenant, the Tenant's employees, servants, agents, customers, invitees, licensees, contractors, or visitors, who may be injured by the Tenant or on the Premises. The foregoing shall not extend to the gross negligence of the Landlord.

                          ALTERATIONS AND IMPROVEMENTS

1. The Tenant shall not make or have made alterations, improvements, decorations, installations and substitutions (collectively called "Tenant's Improvements") in, of or to the Premises without the prior written consent of the Landlord. Approval by Landlord shall not be unreasonably withheld. Unless otherwise specified, any improvements or alterations in the Premises made by Tenant (including without limitation permanent partitions, wall paneling and lighting fixtures, but excepting the Tenant's Property, shall be and remain upon and be surrendered with the Premises at the End of Term. If the Landlord requests the removal of any of the Tenant's Improvements, including telephone and computer cabling, the Tenant shall in good workmanlike manner remove said improvements at the End of Term.

2. The Tenant shall obtain all necessary permits and certificates for the commencement and prosecution of the Tenant's Improvements. The Tenant's Improvements shall not constitute the basis for a claim against the Landlord, nor a lien or charge upon or against the Premises. If at any time any such claim or charge shall be filed against the Premises, the Tenant shall cause such claim, lien or charge to be properly released of record. The Tenant shall pay for all materials constituting Tenant's Improvements, and the Tenant agrees that none of such materials shall be at any time subject to any lien, security interest, charge, installment sales contract, by any other person, firm or corporation whether created voluntarily or involuntarily.

                 ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATIOINS

1. "Environmental Laws" shall mean any and all statutory, regulatory, or decisional law pertaining to the protection of the environment or to any Polluting Substance, including Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), the Resource Conservation and Recovery Act of 1976 (RCRA), and Title 22a "Environmental Protection" of the Connecticut General Statutes, including Sections 22a-448 through 22a-457, state and Federal laws concerning underground storage tanks, the Federal Clean Air Act, 42 USAA Section 7401 et. seq. state law concerning air pollution, Conn. Gen. Statutes Section 22a-174 et. Seq.; the Federal Clean Water Act, 33 USC
Section 1251 et. seq. And state and Water Pollution Control Act, Conn. Gen. Stat. Chapter 446k, and any as amended from time to time. The term "Polluting Substance" shall mean any toxic, polluting waste or substance, determined by any agency with jurisdiction to pose a present or potential hazard to human health or the environment.

2. The Tenant shall not cause or permit any Polluting Substance to be generated, recycled, refined, transported, treated, stored, disposed, handled, processed, produced or released on the Premises, except in compliance with all applicable laws and regulations, including the Environmental Laws. The Tenant covenants and agrees to be responsible for all costs and penalties arising from non-compliance with the Environmental Laws, permits, or orders of any agency with jurisdiction that may impair the Premises or third parties. If the event of a release of a Polluting Substance caused by Tenant's activities, the Tenant shall notify the Landlord and the appropriate governmental agency within (24) hours of the release. The Tenant covenants and agrees to forever indemnify and hold the Landlord harmless from all costs or liabilities, including legal and consulting expenses, arising from a violation of the foregoing. The Environmental Compliance shall survive the expiration or termination of this Lease, and be governed and construed under the laws of the State of Connecticut.

                                TENANT'S PROPERTY

Any trade fixtures, equipment and other personal property installed in or attached to the Premises by the Tenant, shall remain the property of the Tenant and may be removed by the Tenant at any time during this lease. The Tenant shall pay for the cost or repairing any damages to the Premises resulting from such installation or removal. The Landlord shall not be liable to the Tenant or any person or company for damage or theft to the Tenant's Property.

                               UTILITIES AND FUEL

The Tenant agrees to pay all charges made by any utility company for services furnished to the Premises during the term of this Lease, including, but not limited to, electricity, gas, water, sewer, telephone, and cable television.

                            ASSIGNMENT AND SUBLETTING

The Tenant agrees not to assign or in any way encumber this Lease, nor sublet the Premises, or any part hereof, without obtaining prior written consent of the Landlord, which shall not be unreasonably withheld. In the event the Landlord consents to an assignment, by reason of a sale of the Tenant, or for any other purpose, the Tenant will remain liable for full performance of the lease. In the event of an assignment, or sale of the Tenant, all rights and guarantees provided to the Landlord by the Guarantee (Exhibit B) will survive the assignment.

                              DAMAGE OR DESTRUCTION

1. In the event that the Premises, other than Tenant's Improvements or Tenant's Property, is damaged by fire or other insured casualty, but the Tenant shall continue to have reasonably convenient access, and no portion shall be rendered unfit for use and occupancy, the Landlord shall repair such damage with diligence. During the repair period, the Rent shall not be abated or suspended.

2. In the event that the Premises, other than Tenant's Improvements or Tenant's Property, are damaged or destroyed by fire or other insured casualty, and the Tenant shall not have reasonably convenient access, or rendered unfit for use and occupancy, and if in the sole judgment of the Landlord the damage may be repaired within one hundred and eighty days (180) after the occurrence, then the Landlord shall notify the Tenant within thirty (30) days after the occurrence, and shall repair such damage with diligence. If the Premises does not have reasonably convenient access, or some portion of the Premises, or the whole of the Premises is rendered unfit, the Rent shall be appropriately abated during the period until tenant regains full occupancy. The Tenant shall have the right to terminate the Lease, within ten (10) days notice, if the Landlord cannot repair the damage and receive appropriate authority for Use and occupancy after the one hundred and eighty (180) day period, except for delays caused by acts of god, strikes, or government regulation. No damages, compensation or claim shall by payable to the Landlord or the Tenant, or any other person, by reason of inconvenience, loss of business, or annoyance arising from any damage, or repair thereof.

                                  CONDEMNATION

If the building, or so much of the building as is necessary for the Tenant's Use and occupancy for the purpose set forth herein, shall be taken by condemnation or in any other manner, then the term of this lease shall terminate as of the date title vests in the taking authority, and the Rent shall be apportioned as of such date. The Tenant shall have the right in any condemnation proceeding to any award payable for the Tenant's moving expenses and the value of the Tenant's Property. The Tenant shall have no other right to any award for taking of the land, the contract value of this Lease, and rights to all such rewards shall be retained by the Landlord.

                                     DEFAULT

1. Any of the following shall constitute "Default" under this Lease: whenever the Tenant fails to pay Rent or Common Area Charges, or any other charge payable by Tenant to the Landlord, under this Lease within fifteen (15) days of it being due. Or, whenever the Tenant fails to obtain or maintain the required insurance under this Lease, or if the Tenant does, or fails to do, any other action provided for by this Lease, and does not remedy the same within thirty (30) days.

2. In the event of Default, the Landlord shall have the immediate right, at its election, to terminate the term of the Lease by giving the Tenant ten (10) days notice of the Landlord's election to terminate. The Landlord may elect to take possession and remove the property and possessions of the Tenant, and the same may be stored in a public warehouse, at the cost for the account of the Tenant, and without notice or resort to legal process. The Landlord shall not be guilty of trespass, or be liable for loss or damage occasioned thereby.

3. If the Landlord elects to take possession, subsequent and as a result of a default the Landlord shall be under no obligation to re-lease the whole or part of the Premises on behalf of the Tenant, for period equal to, greater or less than, the remainder of the term of this Lease, and at such rent and upon such terms as the Landlord shall deem reasonable. The Landlord shall be entitled to the rent upon such re-leasing, to the extent that such rent is equal to or less than the Rent.

4. If the Landlord elects to re-enter and take possession of the Premises, and whether or not the Landlord has terminated this lease, or re-leased the Premises, the Tenant shall pay to the landlord as liquidated damages, within ten
(10) days of written demand, all unpaid Rent for the Term of the Lease, including Common Area Charges, all expenses of maintaining the Premises while vacant, all expenses, including reasonable attorney's fees, incurred by Landlord in recovering possession, re-leasing the same, and collecting Rent, all costs of repairs and decorations to re-lease the Premises, and all brokerage commissions in re-leasing the Premises. Notwithstanding the foregoing, the Landlord shall reimburse to Tenant that portion of the unpaid Rent that is recovered by Landlord's re-leasing the Premises.

                                  HOLDING OVER

The Tenant shall pay to the Landlord Rent equal to one hundred and twenty-five (125%) percent of the Rent payable at the End of Term. The hold-over rent shall be paid in equal monthly installments. The provisions of this article shall not constitute a waiver or limit any other rights and remedies of the Landlord provided herein or at law.

                                  SUBORDINATION

This lease and all rights of the Tenant hereunder are subject to and subordinate to any mortgage or ground lease made by the Landlord, which affect the Premises. It is the intention of the Landlord and Tenant that this provision be self-operative, and no further instrument shall be required to effect a subordination of this Lease. Upon demand, however, the Tenant shall at any time execute, acknowledge and deliver to the Landlord any subordination agreement to any future mortgagee or ground lessor. If in the mortgaging of the Premises by the Landlord, any mortgagee requests modifications to the Lease, and such modification does not materially increase the obligations of the Tenant, the Tenant shall not withhold or delay consent to such modification.

                                     NOTICES

Whenever notice is required by conditions of this lease, such notice shall be given or served in person, or sent by a nationally recognized overnight carrier, or by registered or certified mail, return receipt requested, and addressed as follows:

To Landlord at:
---------------

Richard Michaud
20 Commercial Street Associates, LLC
C/o Michaud Company
431 Orange Street
New Haven, Connecticut  06511

To Tenant at:
-------------
454 Corporation, Inc.
20 Commercial Street
Branford, Connecticut  06405

Or to such other person or address as either party shall have specified for itself by notice to the other party in the manner set forth previously.

                                SECURITY DEPOSIT

Contemporaneously with the execution of this Lease, the Tenant has deposited with the Landlord the sum of thirteen thousand three hundred and thirty-three dollars ($13,333.33). The security deposit will be held by the Landlord, without liability for interest except as required by law, as security for the performance by the Tenant of all terms of this Lease. The Security Deposit shall not be used to pay Rent at the End of Term. The Security Deposit shall be returned to the Tenant within thirty (30) days after vacating the Premises with a final accounting of offsets, if any.

                        LANDLORD'S RULES AND REGULATIONS

No unregistered cars, trucks or trailers may be present upon the Premises without prior written permission of the Landlord. Outside storage shall be limited to incidental materials used in the operation of the Tenant's business. The Tenant shall limit the outside storing of cars, trucks, vans, truck bodies, storage sheds, boats, trailers, or storage containers. Any and all materials handling equipment shall not mark or damage the floors and paving. No animals of any kind shall be housed on the Premises, except seeing eye dogs or similar animals. While the Landlord will contract for snow removal, the Tenant is responsible for shoveling and sanding sidewalks, stoops, entranceways, and to be certain all areas are safe. The Tenant agrees to notify or call the Landlord within eight (8) hours of an emergency, such as fire, explosion, criminal activity, environmental hazard, storm damage, and similar events.

                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

The Landlord may make any payment or fulfill any obligation on behalf of the Tenant regarding the repair and maintenance of the Premises. The Landlord shall not be obligated to perform any of Tenant's covenants. The Tenant is not released of its obligations thereto if the Landlord performs any of the Tenant's obligations. If the Landlord makes any payment in performance of the Tenant's obligations, the payment shall become Rent as used in this lease, together with interest of eighteen percent (18%) per year or the maximum rate allowable by law.

                                      LIENS

The Tenant shall not suffer or permit any mechanics liens, materialman's liens or other liens, including, but not limited to, real estate broker liens, to be filed against the Premises. If any such lien shall be filed, the Tenant shall cause the same to be discharged of record within thirty (30) days of the receipt of notice by the Tenant of the filing of the same.

                                      WASTE

The Tenant covenants and agrees not to do or suffer any waste, damage, disfigurement or injury to the Premises of any part hereof.

                             INSPECTION BY LANDLORD

Upon reasonable notice, the Tenant agrees to permit the Landlord, and its representatives, to enter the Premises. The Landlord shall have the right to exhibit the same for the purpose of sale. And during the last year of the Lease, the Landlord shall have the right to exhibit the Premises for the purpose of leasing or for a sale.

                              SURRENDER OF PREMISES

On the last day of this Lease, or upon any earlier termination, the Tenant shall quit and surrender the Premises to the Landlord, in good order, condition and repair. The Tenant shall remove all Tenant's Property, and shall remove those portions of the Tenant's Improvements designated by the Landlord, and repair any damage incidental thereto such removal.

                                WAIVER OF NOTICE

Intentionally omitted.


                              ESTOPPEL CERTIFICATE

The Tenant agrees to deliver to the Landlord's written request, within ten (10) days of receipt, a written certificate, in recordable form, ratifying this Lease, including all terms and conditions requested by such certificate.

                             LIMITATION OF LIABILITY

Anything within this Lease to the contrary notwithstanding, the Tenant agrees that it shall look solely to the estate and property of the Landlord in the Premises for the collection of any judgment, or other judicial process, requiring the payment of money by the Landlord, and for no other assets of the Landlord or of any partner in the Landlord.

                         RIGHTS OF LANDLORD; NON-WAIVER

No right or remedy conferred upon the Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative. The failure of Landlord to insist upon strict performance of any provision of this Lease shall not be construed as a waiver or relinquishment thereof for the future. Receipt by the Landlord of Rent, with knowledge of a breach of any provision shall not be deemed a waiver of such breach.

                                     BROKER

The Tenant represents that no broker or agent participated with Tenant in this transaction. The Tenant agrees to indemnify and hold Landlord harmless from and against any claim of any other broker or agent.

                           ENTIRE AGREEMENT; AMENDMENT

This Lease and all Exhibits attached constitute the entire agreement between the Tenant and the Landlord. This lease may not be modified except in writing, signed by both parties. The Tenant by entering into actual possession of the Premises shall be conclusively deemed to have agreed that the Landlord has provided its obligations.

                                 NOTICE OF LEASE

This lease shall not be recorded on the Branford land records. Upon written request by either party, the other party shall execute a Notice of Lease, in recordable form, satisfying the requirements of Section 47-19 of the Connecticut General Statues, as amended.

                              16 COMMERCIAL STREET

At the time of signing this lease, the principals of the Landlord also own 16 Commercial Street, Branford, Connecticut. At any time during this ownership, the Landlord agrees to inform the Tenant of upcoming vacancies at 16 Commercial Street, so that the Tenant may plan for future expansion.

IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Lease to be duly executed the day and year written on the first page.


Landlord:                       Signed, sealed and delivered in the presence of:
---------                       ------------------------------------------------

20 Commercial Street Associates, LLC



-----------------------                              -----------------------
Richard Michaud
Member



-----------------------                              -----------------------
Frederick Petrella
Member



Tenant:
-------

454 Corporation, Inc.




-----------------------                              -----------------------
Peter J. Dacey, CPA
Vice President of Finance and Administration




-----------------------                              -----------------------
XXXXXXXXXX
xxxxxxx

                                    EXHIBIT A
                        - Legal Description of Premises -

                                    EXHIBIT B

                                  - Guarantee -

WHEREAS, 454 Corporation, Inc, ("Tenant"), is desirous of entering into a lease of even date herewith (the "Lease") for certain space at 20 Commercial Street, Branford, Connecticut 06405 (the "Premises"); and

WHEREAS, 20 Commercial Street Associates, LLC, as landlord ("Landlord"), has required Curagen Corporation, 555 Long Wharf Drive, 11th floor, New Haven, Connecticut, 06511, ("Guarantor") to execute this Guaranty of the Lease ("Guaranty") as set forth herein below; and

WHEREAS, in order to induce Landlord to enter into the Lease, which is being executed simultaneously herewith, the undersigned Guarantor has agreed to execute this Guaranty.

NOW, THEREFORE, in consideration of the foregoing together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Guarantor hereby agrees as follows:

AGREEMENT
---------

FIRST: Guarantor hereby (jointly and severally if more than one) absolutely and unconditionally guarantees to Landlord the full and prompt payment of all base rent and additional rent and any and all other sums and charges payable by Tenant under the Lease including without limitation, "holdover rent" or "use and occupancy payments" (collectively "Rent") hereby further guarantees the full and timely performance and observance of all of the covenants, terms conditions and agreements therein provided to be performed and observed by Tenant. In the event of a default under the Lease, Guarantor hereby covenants and agrees with
Landlord: (i) to make the due and full punctual payment of all Rent, monies and other charges payable by Tenant under the Lease; (ii) to effect prompt and complete performance of all and each of the terms, covenants, conditions and provisions contained in the Lease on the part of Tenant to be kept, observed and performed; and (iii) to indemnify and save harmless Landlord from any loss, costs or damages arising out of any failure to pay the aforesaid rent, monies and charges or the failure to perform any of the terms, covenants, conditions and provisions. The Guarantor waives notice of any breach or default by Tenant.

SECOND: In the event of a default under the Lease, Guarantor waives any right to require Landlord to: (I) first proceed against Tenant or pursue any rights or remedies with respect to the Lease; (ii) proceed against or exhaust any security that Landlord holds from Tenant; or (iii) pursue any other remedy whatsoever in Landlord's power. Landlord shall have the right to enforce this Guaranty regardless of the acceptance of additional security from Tenant and regardless of the release or discharge of Tenant by Landlord or by others, or by operation of law.

THIRD: Guarantor hereby expressly waives any right of setoff, counterclaim, deduction or compensation against amount due under this Guaranty and waives notice of the acceptance of this Guaranty.

FOURTH: Without limiting the generality of the foregoing, the liability of Guarantor under this Guaranty shall not be deemed to have been waived, released, discharged, impaired or affected by reason of any waiver or failure to enforce any of the obligations of the Tenant under the Lease, or the granting of any indulgence or extension of time to Tenant, or assignment of the Lease, or the subletting of the Premises by Tenant, or by the expiration of the term, or if Tenant holds over beyond the term of the Lease, or the release or discharge of Tenant in any voluntary or involuntary receivership, bankruptcy, winding-up or other creditors' proceedings, or the rejection, disaffirmance or disclaimer of the Lease by any party in any action or proceeding, or the release of any other Guarantor and shall continue with respect to the periods prior thereto and thereafter. The liability of the Guarantor shall not be affected by any repossession of the Premises by Landlord; provided, however, that the net payments received by Landlord after deducting all costs and expenses of repossession and/or reletting the same (including, without limitation, any attorney fees and any reasonable costs or expenses incurred in redecorating, remodeling, or altering Premises for re-letting), shall be credited from time to time by Landlord to the account of Tenant and Guarantor and Guarantor shall pay any balance owing to Landlord from time to time, immediately upon being given written notice of demand by Landlord in the manner for providing notice set forth in the Lease.

FIFTH: The obligations of Guarantor shall not be released by any modification of the Lease (including any extension or renewal of the term of the Lease), and in the case any such modification the liability of Guarantor shall be modified in accordance with the term of any such modification of the Lease. Guarantor waives any notice of the modification of the Lease.

SIXTH: Guarantor shall pay Landlord reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection of the Guaranty or in any negotiations relative to the obligations hereby guaranteed.

SEVENTH: Until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor: (i) shall have no right subrogation against Tenant by reason of any payments or acts of performance by the Guarantor in compliance with the obligations of the Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under the Lease.

EIGHTH: This instrument may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

NINTH: All of the terms, agreements and conditions of the Guaranty shall extend to and be binding upon Guarantor, and the heirs, executors, and personal administrator of Guarantor and shall inure to the benefit of and may be enforced by Landlord, its successors and assigns, and the holder of any mortgage to which the leased premises may be subject at any time or from time to time.

TENTH: The use of the singular herein shall include the plural. All property of the undersigned, whether sole and separate of community, shall be available to satisfy the obligations created by the Guaranty. This Guaranty shall be governed by the laws of the State of Connecticut.

ELEVENTH: As further inducement to Landlord to make and enter into the Lease, Guarantor hereby knowingly and voluntarily waives the right to trial by jury in any action or proceeding that may hereafter in instituted by Landlord against Guarantor with respect to this Guaranty. Guarantor further acknowledges that his Guaranty constitutes a commercial transaction as such term is defined in Section 52-278(a) of the Connecticut General Statutes. Guarantor hereby expressly waives any and all rights to any notice or hearing under Section 52-278(a) to 52-278(g) prior to the issuance of a prejudgement remedy and specifically authorize the attorney for Landlord to issue a writ for a prejudgement remedy without first securing a court order.

DATED: ________________________, 2001



       ------------------------------



       ------------------------------

                                    EXHIBIT C

                        - Tenant Improvement Allowance -

The Landlord shall provide to the Tenant a cash allowance of $275,000. The allowance will be paid during the first three months of the lease term. The allowance shall be used by the Tenant to offset the cost of improvements the Tenant will install, at its expense, to the Premises. The improvements tenant will install are detailed by the floor plan on the following page. Upon payment by the Landlord of the Tenant Improvement Allowance, the Term of the Lease shall continue for sixty months.

                                    EXHIBIT D

                               Tenant Improvements
                          Svigals Associates Floor Plan
                           Construction Detail By OR&L

--------------------------------------------------------------------------------
                          AMENDMENT OF LEASE AGREEMENT
--------------------------------------------------------------------------------

     This Amendment of Lease Agreement is made and entered into as of the 29th day of November, 2001, by and between 20 Commercial Street Associates, LLC (the "Landlord") and 454 Corporation, Inc. (the "Tenant").

                               W I T N E S S E T H

     WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated as of May ___, 2001 (the "Lease"); and

     WHEREAS, pursuant to the Lease, Landlord and Tenant agreed that Landlord would advance certain funds to Tenant or on behalf of Tenant as a Tenant Improvement Allowance, which would be repaid to Landlord by increased Rent during a portion of the Term; and

     WHEREAS, Tenant subsequently agreed to forego and waive any right to any such Tenant Improvement Allowance; and

     WHEREAS, Landlord and Tenant desire to amend the Lease to correctly set forth the Rent due, absent any such Tenant Improvement Allowance.

     NOW THEREFORE, in consideration of the premises set forth above and the mutual promises set forth herein, and other valuable consideration, the parties hereto agree as follows:

     1. Except as otherwise defined herein, any and all defined terms used herein shall have the meanings set forth in the Lease.

     2. Section of the Lease entitle "RENT" is hereby deleted and the following is set forth in lieu and substitution therefor:

                                      "RENT

          The term Rent shall include the Base Rent, as defined in paragraph 1 below, and the Common Area Charges, as defined in paragraph 2 below (collectively the "Rent").

     1. Base Rent in the total amount of $205,916.38 (the "Base Rent") shall be payable in monthly installments, in advance, on the first day of each month during the Term of the Lease as follows, except for the Initial Period, hereinafter defined, for which Base Rent shall be payable on June 8, 2001:

          A. From June 8, 2001 through June 30, 2001, (the "Initial Period") the monthly Base Rent shall be $6,249.75;

          B. From July 1, 2001 through June 30, 2004, the monthly Base Rent shall be $8,333.33;

          C. From July 1, 2004 through June 30, 2006, the monthly Base Rent shall be $9,000.00.

     2. In addition to the Base Rent, the Tenant shall pay the Landlord for all expenses with respect to the operation, management, and maintenance of the interior and exterior of the building, the grounds, and all areas incidental to the Premises, hereinafter referred to as "Common Area Charges." The costs shall include such items as, but not limited to, real estate taxes, all property insurance, sewer taxes or usage fees, water usage fees, landscape maintenance, snow removal, security, administrative costs, management fees, roof repairs that result from the Tenant improvements, general maintenance and repairs (other than those for which tenant is responsible, referred to as "Tenant's Repairs"), and contractor fees. Common Area Charges shall exclude depreciation, interest and amortization payments on any mortgage or other indebtedness of Landlord, capital expenditures, leasing commissions, structural repairs, and expenses reimbursed to the Landlord by property insurance.

          During the first lease year, the Tenant shall pay $2,500.00 per month in addition to Base Rent (hereinafter referred to as "CAC Contribution") towards the Common Area Charges. The Landlord will reconcile the difference between the CAC Contribution and the Common Area Charges twice during each Lease year. Also, the monthly CAC Contribution will be adjusted at the end of each Lease year by the Landlord to reflect the projected costs for the upcoming year. The Landlord will provide notice of the new CAC Contribution for the upcoming lease year.

     3. The Rent shall be paid to the Landlord at the address specified herein, or at such other place as the Landlord may designate, in lawful money of the united States of America, as and when the same shall become due and payable and without abatement of offset and without notice or demand therefor.

     4. If any installment of Rent as provided for in this Lease is not received at the Landlord's address within fifteen (15) days after the same is due and payable, the Tenant shall pay an additional amount equal to five (5%) percent of the monthly Rent so due.

     5. As used herein, "Lease Year" shall mean the period commencing on the Commencement Date and ending on the End of Term, including twelve consecutive calendar months."

     3. Except as specifically set forth herein, each and every term and condition of the Lease shall remain in full force and effect.

     4. The Landlord has tendered with this Amendment $35,000 to the Tenant as full compensation for improvements the Tenant made to the Premises.

     5. In addition to the Landlord's rights of inspection, the Landlord shall have the right to place a sign upon the premises to advertise it for sale or for lease during the last year of the lease.

IN WITNESS WHEREOF, the Landlord and the Tenant have caused this Amendment of Lease Agreement to be duly executed on the day and year first above written.


Landlord:                       Signed, sealed and delivered in the presence of:
--------                         -----------------------------------------------

20 Commercial Street Associates, LLC



-------------------------------     -------------------------------
Richard Michaud
Member



-------------------------------     -------------------------------
Frederick Petrella
Member

Tenant:
------

454 Corporation, Inc.



-------------------------------     -------------------------------
Peter J. Dacey, CPA
Vice President of Finance
and Administration